EXHIBIT 10


                                     FORM OF
                               FIRST AMENDMENT TO
                                CHANGE OF CONTROL
                          EMPLOYMENT SECURITY AGREEMENT


                  This FIRST AMENDMENT to the Agreement dated as of ____, 2006, by and between Monsanto Company, a Delaware corporation (the "Company"), and ___________ (the "Executive") (the "Agreement") is dated as of the ___ day of April, 2006 (the "Effective Date"). Capitalized terms used and not defined in this First Amendment have the meanings given to them in the Agreement.

                  The Board has determined that it is in the best interests of the Company and its shareholders to review the Agreement and all similar agreements between the Company and its executives in light of the enactment of
Section 409A of the Code and current compensation practices, with a view to entering into new agreements after final Treasury Regulations under said Section 409A have been issued. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Amendment.

                  NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                  1. The Executive acknowledges having received notice from the Company before May 1, 2006, that the Term of the Agreement will not be automatically extended to June 30, 2007, and that accordingly, pursuant to the definition of "Term of this Agreement" in Section 11 of the Agreement, the Term of the Agreement would have expired as of June 30, 2006, but for the execution of this Amendment.

                  2. The definition of "Term of this Agreement" in Section 11 of the Agreement is hereby amended to read in its entirety as follows:

                           "Term of this Agreement" means the period beginning on the date of this Agreement and ending on October 31, 2006.

                  3. The Executive and the Company acknowledge that if a Change of Control occurs during the Term of the Agreement (as defined pursuant to the preceding paragraph of this Amendment), payments made and benefits provided pursuant to the Agreement may be considered "deferred compensation" that is subject to Section 409A of the Code, and it may therefore be necessary to amend the Agreement, within the time period permitted by the applicable Treasury Regulations, to make changes so as to cause such payments and benefits not to be considered "deferred compensation" for purposes of Section 409A, to cause the

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provisions of the Agreement to comply with the requirements of Section 409A, or a combination thereof, so as to avoid the imposition of taxes and penalties on the Executive pursuant to Section 409A. Compliance may require a six-month delay in severance or other Change of Control payments. The Executive hereby agrees that the Company may, without any further consent from the Executive, make any and all such changes to the Agreement as may be necessary or appropriate to avoid the imposition of penalties on the Executive pursuant to Section 409A, while not substantially reducing the aggregate value to the Executive of the payments and benefits to, or otherwise adversely affecting the rights of, the Executive under the Agreement.

                  4. The definition of "Taxes" in Section 11 of the Agreement is hereby amended to read in its entirety as follows:

                           "Taxes" means all federal, state, local and foreign income, excise, social security and other taxes (other than the Excise Tax and any taxes, interest and penalties imposed pursuant to Section 409A of the Code) and any associated interest and penalties.

                  5. This Amendment is effective as of the Effective Date, as defined in the first sentence hereof.

                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.




                                        -------------------------------------
                                            [Executive]

                                        MONSANTO COMPANY


                                        By:----------------------------------
                                        [Chief Executive Officer] or
                                        [Senior Vice President Human
                                        Resources]